UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 19, 2009
NOVAVAX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive
Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 268-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 19, 2009, Novavax, Inc., (the “Company”), executed a consulting agreement with Mr. Len Stigliano, effective January 28, 2009. Mr. Stigliano, the Company’s former Chief Financial Officer, will provide financial consulting services to the Company for six months from date of the agreement, with an option to extend the agreement for successive one month periods upon the mutual agreement by both parties. Mr. Stigliano will be paid $1,400.00 per day or $175.00 per hour for services provided on an as needed basis. During this time, stock options held by Mr. Stigliano will continue to vest until consulting services cease.
The foregoing summary is qualified in its entirety by reference to the copy of the Consulting Agreement which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On February 19, 2009, Novavax Inc., (the “Company”) announced preclinical results for a new pandemic influenza virus-like particle (VLP) vaccine candidate in a press release.
The press release contains statements that are “forward-looking statements” subject to the cautionary statement about forward-looking statements set forth therein.
A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibits	Description

10.1	Consulting Agreement of Len Stigliano, effective January 28, 2009

99.1	Press Release of Novavax, Inc., dated February 19, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Novavax, Inc.
(Registrant)

February 20, 2009	By:	/s/ Rahul Singhvi
	Name:	Rahul Singhvi
	Title:	President and Chief Executive Officer

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